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                                                                 EXECUTION COPY

         SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of September 8, 2003 (the "Agreement"), between PRINT DATA CORP., a Delaware corporation ("Print Data"); and ATLANTIC COMPONENTS LIMITED, a Hong Kong corporation ("Atlantic"), and MR. CHUNG-LUN YANG, the sole beneficial stockholder of Atlantic (the "Atlantic Shareholder") and REITLER BROWN LLC, a New York limited liability company, solely with respect to Section 3.04 in its capacity as escrow agent as provided therein.

                                  INTRODUCTION

         Print Data desires to acquire all of the issued and outstanding shares of Atlantic capital stock solely in exchange for an aggregate of 22,380,000 shares of authorized, but theretofore unissued shares of common stock, par value $0.001 per share (the "Print Data Common Stock"), of Print Data, pursuant to the applicable laws of the State of Delaware and Hong Kong. The Atlantic Shareholder desires to exchange all of his beneficially owned shares of Atlantic capital stock solely for shares of Print Data Common Stock in the amount set forth herein.

         Prior to the date hereof, the respective boards of directors or analogous governing body of each of Print Data and Atlantic have, and the Atlantic Shareholder has, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the "IRC"), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

         NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                                    ARTICLE I

                       ACQUISITION AND EXCHANGE OF SHARES

SECTION 1.01 THE AGREEMENT. The parties hereto hereby agree that Print Data shall acquire all of the issued and outstanding shares of capital stock of Atlantic and/or other securities representing all of the equity ownership interests in Atlantic (the "Atlantic Capital Stock") solely in exchange for an aggregate of 22,380,000 shares of authorized, but theretofore unissued shares of Print Data Common Stock. The parties hereto agree that at the closing of the transactions contemplated by this Agreement (the "Closing"): (i) Atlantic will become a wholly-owned subsidiary of Print Data subject to the conditions and provisions of Section 1.03 hereof; (ii) the management and business operations of Print Data will be reorganized into a newly formed wholly owned subsidiary of Print Data ("Historic Print Data Subsidiary") and (iii) Print Data will file a fictitious name application with the relevant state authorities to do business as "ACL Semiconductors Inc.".

         SECTION 1.02      EXCHANGE OF SHARES.

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         (a) At the Closing, Print Data will cause to be issued and held for delivery to the Atlantic Shareholder or his designees, stock certificates representing an aggregate of 22,380,000 shares of Print Data Common Stock, in exchange for all of the issued and outstanding shares of Atlantic Capital Stock, which shares will be delivered to Print Data at the Closing.

         (b) The shares of Print Data Common Stock to be issued pursuant to paragraph (a) of this Section 1.02 will be authorized, but theretofore unissued shares of Print Data Common Stock, and will be issued to the Atlantic Shareholder.

         (c) All shares of Print Data Common Stock to be issued hereunder shall be deemed "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"), and the Atlantic Shareholder will represent in writing that he is acquiring said shares for investment purposes only and without the intent to make a further distribution of the shares. All shares of Print Data Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of Print Data Common Stock to be issued hereunder will bear a restrictive legend in substantially the following form:

                  THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT BE OFFERED FOR SALE, SOLD, OR OTHERWISE DISPOSED OF, EXCEPT IN COMPLIANCE WITH THE REGISTRATION PROVISIONS OF SUCH ACT OR PURSUANT TO AN EXEMPTION FROM SUCH REGISTRATION PROVISIONS, THE AVAILABILITY OF WHICH IS TO BE ESTABLISHED TO THE SATISFACTION OF THE COMPANY.

         SECTION 1.03 CLOSING. The Closing will take place at a date and time (the "Closing Date") and place to be mutually agreed upon by the parties hereto, and will be subject to the provisions of Article IV of this Agreement. At the
Closing:

         (a) Atlantic will deliver to Print Data stock certificates representing all of the issued and outstanding shares of Atlantic Capital Stock, duly endorsed, so as to make Print Data the holder thereof, free and clear of all claims and encumbrances;

         (b) Print Data will deliver to the Atlantic Shareholder, stock certificates representing an aggregate of 22,380,000 shares of Print Data Common Stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above and which shares shall represent approximately 80.4% of the outstanding Print Data Common Stock giving effect to the issuance thereof and the issuance of the 2,620,000 shares of Print Data Common Stock issued pursuant to Section 3.01(q);

         (c) Print Data will deliver an Officer's Certificate as described in Sections 4.02(a) and 4.02(b) hereof, dated the Closing Date, that all representations, warranties, covenants, and conditions set forth herein by Print Data are true and correct as of, or have been fully performed and complied with by, the Closing Date; and


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         (d) Atlantic will deliver an Officer's Certificate as described in
Sections 4.01(a) and 4.01(b) hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Atlantic are true and correct as of, or have been fully performed and complied with by, the Closing Date;

         SECTION 1.04 RATIFICATION BY BOARD OF DIRECTORS. In anticipation of this Agreement, Print Data has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors in order to: ratify this Agreement and all transactions contemplated hereby.

         SECTION 1.05 CONSUMMATION OF TRANSACTION. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, Print Data will file any additional necessary documents that may be required by the State of Delaware, the United States of America, or otherwise.

                                   ARTICLE II

                         REPRESENTATIONS AND WARRANTIES

         SECTION 2.01 REPRESENTATIONS AND WARRANTIES OF PRINT DATA. Print Data hereby represents and warrants to, and agrees with, Atlantic and the Atlantic
Shareholder:

         (a) Organization and Qualification. Other than as set forth in Section A of the disclosure letter, of even date herewith, from Print Data to Atlantic and the Atlantic Shareholder (the "Print Data Disclosure Letter"), Print Data has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Print Data is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Other than as set forth in Section A of the Print Data Disclosure Letter, Print Data is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.


         (b) Capitalization. The authorized capital stock of Print Data consists of (i) 50,000,000 shares of Print Data Common Stock, of which 2,829,936 shares are outstanding; and (ii) 20,000,000 shares of "blank check" preferred stock, par value $0.001, 600,000 of which are designated as series A preferred stock, 510,400 of which are issued and outstanding. Each of such outstanding shares of Print Data Common Stock and preferred stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. The preferred stock is held by the

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owners set forth in Section A of the Print Data Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. Except as described in Section A to the Print Data Disclosure Letter, there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of Print Data or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of Print Data. Except as described in Section A of the Print Data Disclosure Letter, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of Print Data.

         (c) Financial Condition. Print Data has filed with the United States Securities and Exchange Commission (the "SEC") true and correct copies of the following: audited balance sheets of Print Data as of December 31, 2000, 2001, and 2002; unaudited balance sheets of Print Data as of June 30, 2002 and 2003; audited statements of income, statements of stockholders' equity, and statements of cash flows of Print Data for the years ended December 31, 2000, 2001, and 2002; and the unaudited statements of income, statements of stockholders' equity, and statements of cash flows of Print Data for the six months ended June 30, 2002 and 2003. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Print Data as of its respective date; each such statement of income and statement of stockholders' equity presents fairly the results of operations of Print Data for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this
Section 2.01(c) have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved and are in accordance with the books and records of Print Data. Since June 30, 2003:

                           (i) There has at no time been a material adverse
                  change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Print Data.

                           (ii) Print Data has not authorized, declared, paid,
                  or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Print Data.

                           (iii) The operations and businesses of Print Data
                  have been conducted in all respects only in the ordinary course, except as discussed in filings made by Print Data with the SEC.

There is no fact known to Print Data which materially adversely affects or in the future (as far as Print Data can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Print Data; provided, however, that Print Data expresses no opinion as to political or economic matters of general applicability. Print Data has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.


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         (d) Tax and Other Liabilities. Print Data does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax ("Taxes"), and liabilities to customers or suppliers, other than the following:

                           (i) Liabilities for which full provision has been
                  made on the consolidated balance sheet and the notes thereto (the "Last Print Data Balance Sheet") as of June 30, 2003 (the "Last Print Data Balance Sheet Date") referred to in Section 2.01(c); and

                           (ii) Other liabilities arising since the Last Print
                  Data Balance Sheet Date and prior to Closing in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) which are not inconsistent with the representations and warranties of Print Data or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Print Data Balance Sheet are sufficient for all accrued and unpaid Taxes of Print Data, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Print Data Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Print Data will not cause any Taxes to be payable other than by the Atlantic Shareholder or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the Atlantic Shareholder. The Internal Revenue Service has audited and settled or the statute of limitations has run upon all federal income tax returns of Print Data for all taxable years up to and including the taxable year ended December 31, 1997. Print Data has filed all federal, state, local, and foreign tax returns required to be filed by it; has delivered to the Atlantic Shareholder a true and correct copy of each such returns which was filed in the past six years; has paid (or has established on the Last Print Data Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to the Atlantic Shareholder a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

         (e) Litigation and Claims. Except as described in Section G of the Print Data Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending or, to the best of Print Data's knowledge, threatened, or in prospect (or any basis therefor known to Print Data) with respect to Print Data or any of its businesses, properties, or assets. Print Data is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Print Data, is any union attempting to represent any employee of Print Data as collective bargaining agent. Print Data is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or

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decree which violation or default would have a material adverse effect on Print
Data; nor is Print Data required to take any action in order to avoid such violation or default.

         (f)      Properties.

                  (i) Print Data owns no real property. Print Data has good title to all personal properties and assets material to Print Data and used in its businesses or owned by it (except real and other properties and assets material to Print Data as are held pursuant to leases or licenses described in Section B or C of the Print Data Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section D of the Print Data Disclosure Letter).

                  (ii) Set forth in Section B of the Print Data Disclosure Letter is a true and complete list of all tangible properties and assets owned by Print Data or leased or licensed by Print Data from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by Print Data from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Print Data are reflected on the Last Print Data Balance Sheet (except for acquisitions subsequent to the Last Print Data Balance Sheet Date and prior to the Closing Date, which are either noted in Section B or C of the Print Data Disclosure Letter or are approved in writing by Atlantic). All tangible properties and assets owned by Print Data or leased or licensed by Print Data from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of Print Data excepted).

                  (iii) To the best of Print Data's knowledge, no real property leased or licensed by Print Data from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Print Data's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Print Data is now engaged or the businesses in which it contemplates engaging.

                  (iv) The properties and assets (including Intangibles) owned by Print Data (other than those leased or licensed by Print Data to a third party) or leased or licensed by Print Data from a third party constitute all such properties and assets which are necessary to the businesses of Print Data as presently conducted.

                  (v) Print Data has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in this Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in this Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of Print Data. The term "Hazardous Substance" shall mean any hazardous waste, as defined by 42 U.S.C. ss.6903(5), any hazardous substance, as defined by 42 U.S.C. ss.9601(14), any pollutant or contaminant, as defined by 42 U.S.C. ss.9601(33), and all


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toxic substances, hazardous materials, or other chemical substances regulated by any other law, rule, or regulation. The term "Release" shall have the meaning set forth in 42 U.S.C. ss.9601(22).

         (g) Contracts and Other Instruments. Section D of the Print Data Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Print Data. Print Data has furnished to the Atlantic Shareholder (i) the certificate of incorporation (or other charter document) and by-laws of Print Data and all amendments thereto, as presently in effect, and (ii) the following:
(A) true and correct copies of all material contracts, agreements, and instruments referred to in Section D of the Print Data Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the Print Data Disclosure Letter hereto; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section B or C of the Print Data Disclosure Letter. To the best of Print Data's knowledge, neither Print Data nor (to the knowledge of Print Data) any other party to any such material contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Print Data's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its respective terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither Print Data nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Print Data enjoys peaceful and undisturbed possession under all material leases and licenses under which it is operating. Print Data is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or (to the knowledge of Print Data) may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Print Data. Print Data has not engaged within the last five years in, is not engaging in, and does not intend to engage in any transaction with, and has not had within the last five years, does not now have, and does not intend to have any material contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Print Data, any director, officer, or employee of Print Data (except for employment agreements listed in Section D of the Print Data Disclosure Letter and employment and compensation arrangements described in Section E of the Print Data Disclosure Letter), any relative or affiliate of any stockholder of Print Data or of any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Print Data, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the Print Data Disclosure Letter. The stock ledgers and stock transfer books relating to all issuances and transfers of stock by Print Data and the minute book records of Print Data and all proceedings of the stockholders and the Board of Directors and


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committees thereof of Print Data since their respective incorporations made available to counsel to Atlantic and the Atlantic Shareholder are the original stock ledgers and stock transfer books and minute book records of Print Data or exact copies thereof. Print Data is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation (or other charter document) or by-laws.

         (h)      Employees.

                  (i) Print Data does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section E of the Print Data Disclosure Letter. Print Data has furnished to Atlantic and the Atlantic Shareholder: (A) true and correct copies of all documents evidencing plans, obligations, or arrangements referred to in Section E of the Print Data Disclosure Letter (or true and correct written summaries, so initialed, of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans; (B) the two most recent annual reports (Form 5500's), if any, including all schedules thereto and the most recent annual and periodic accounting of related plan assets with respect to each Employee Benefit Plan; (C) the two most recent actuarial valuations with respect to each Pension Plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA; and (D) the most recent determination letter issued by the Internal Revenue Service with respect to each Pension Plan.

                  (ii) If any Employee Benefit Plan of Print Data were to be terminated on the day prior to Closing Date, (A) no liability under Title IV of ERISA would be incurred by Print Data or Atlantic and (B) all Accrued Benefits (as defined in this Section 2.01(h)(ii)) to such day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the assumptions contained in the regulations of the Pension Benefit Guaranty Corporation governing the funding of terminated defined benefit plans. For purposes hereof, "Accrued Benefits" shall include the value of disability, pre-retirement, death benefits, and all supplements, subsidized, ancillary, and optional forms of benefits. All Accrued Liabilities (for contributions or otherwise) (as defined in this Section 2.01(h)(ii)) of Print Data as of the Closing Date to each Employee Benefit Plan and with respect to each obligation to, or customary arrangement with, employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, have been paid or accrued for all periods ending prior to the Closing Date and no payment to any Employee Benefit Plan or with respect to any such obligation or arrangement since the Last Print Data Balance Sheet Date has been disproportionately large compared to prior payments. For purposes hereof, "Accrued Liabilities" shall include a pro rata contribution to each Employee Benefit Plan or with respect to each such obligation or arrangement for that portion of a plan year or other applicable period which commences prior to, and ends after, the Closing Date, and Accrued Liabilities for any portion of a plan year or other applicable period shall be determined

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by multiplying the liability for the entire such year or period by a fraction, the numerator of which is the number of days preceding the Closing Date in such year or period and the denominator of which is the number of days in such year or period, as the case may be.

                  (iii) There has been no violation of the reporting and disclosure requirements imposed either under ERISA or the Code for which a penalty has been or may be imposed with respect to any Employee Benefit Plan of Print Data. There has been no breach of fiduciary duty or responsibility with respect to any Employee Benefit Plan of Print Data. No Employee Benefit Plan of Print Data or related trust has any liability of any nature, accrued or contingent, including without limitation liabilities for Taxes, other than for routine payments to be made in due course to participants and beneficiaries, except as set forth in Section E of the Print Data Disclosure Letter. Print Data does not have any formal plan or commitment, whether or not legally binding, to create any additional or modify any existing Employee Benefit Plan or benefit obligation or arrangement described in Section 2.01(h)(i)). Each Employee Benefit Plan of Print Data which is a group health plan within the meaning of
Section 5000(b)(1) of the Code is and has been maintained in full compliance with the applicable requirements of Section 4980B of the Code. Other than the health care continuation requirements of Section 4980B of the Code, Print Data does not have any obligation to provide post-retirement medical benefits or life insurance coverage or any deferred compensation benefits to any present or former employees. There is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or (to the best of Print Data's knowledge) in prospect (or any basis therefor known to Print Data) with respect to any Employee Benefit Plan of Print Data or related trust or with respect to any fiduciary, administrator, or sponsor (in its capacity as such) of any Employee Benefit Plan. No Employee Benefit Plan of Print Data or related trust and no such obligation or arrangement is in violation of, or in default with respect to, any law, rule, regulation, order, judgment, which violation or default would have a material adverse effect thereon or decree nor is Print Data, any Employee Benefit Plan of Print Data, or any related trust required to take any action in order to avoid any such violation or default. No event has occurred, is (to the best of Print Data's knowledge) threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA.

                  (iv) Each Pension Plan maintained for the employees of Print Data has been qualified, from its inception, under Section 401(a) of the Code and any related trust has been an exempt trust for such period under Section 501 of the Code. Each Pension Plan has been operated in accordance with its terms. No Pension Plan which is subject to Title IV of ERISA has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code. No investigation or review by the Internal Revenue Service is currently pending or (to the knowledge of Print Data) is contemplated in which the Internal Revenue Service has asserted or may assert that any Pension Plan is not qualified under
Section 401(a) of the Code or that any related trust is not exempt under Section 501 of the Code. Neither Print Data, nor any organization to which Print Data is a successor or parent corporation, within the meaning of Section 4069(b) of ERISA, has divested itself of any entity maintaining or with an obligation to contribute to any Pension Plan which had an "amount of unfunded benefit liabilities," as defined in Section 4001(a)(18) of ERISA, at the time of such divestiture. No assessment of any federal taxes with respect to any Employee Benefit Plan of Print Data has been made or (to the knowledge of Print Data) is contemplated against Print Data, or any related trust of any Pension Plan of Print Data, and nothing has occurred which would result in the assessment of unrelated business taxable income under the Code with respect to any Employee Benefit Plan of Print Data. Form 5500's have been timely filed with respect to all Pension

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Plans of Print Data. No event has occurred or (to the knowledge of Print Data)
is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA. No notice of termination has been filed by the plan administrator pursuant to Section 4041 of ERISA or issued by the Pension Benefit Guaranty Corporation pursuant to Section 4042 of ERISA with respect to any Pension Plan of Print Data.

                  (v) Print Data does not currently contribute to and since September 16, 1980 has not effectuated either a complete or partial withdrawal from any multiemployer Pension Plan within the meaning of Section 3(37) of ERISA.

                  (vi) Section E of the Print Data Disclosure Letter contains a true and correct statement of the names, relationship with Print Data, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2002 of (A) each director, officer, or other employee of Print Data whose aggregate compensation for the fiscal year ended December 31, 2002 exceeded US$25,000 or whose aggregate compensation presently exceeds the rate of US$25,000 per annum and (B) all sales agents, dealers, or distributors of Print Data. Since December 31, 2002, Print Data has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Print Data been instituted or amended to increase benefits thereunder. There is no contract, agreement, plan, arrangement, or understanding covering any person that, individually or collectively, could give rise to the payment of any amount that would not be deductible by Print Data by reason of
Section 280G of the Code.

         (i) Patents, Trademarks, Et Cetera. Print Data does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in Section C of the Print Data Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the Print Data Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Print Data or which otherwise relate to the businesses of Print Data, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Print Data owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Print Data grants the right to use any Intangible; (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Print Data which relates to the businesses, properties, or assets of Print Data. Except as specified in Section C of the Print Data Disclosure Letter, to the knowledge of Print Data: (v) Print Data is the sole and exclusive owner or licensee of, and (other than those exclusively licensed by Print Data to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, Print Data has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) Print Data is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Print Data as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the Print Data Disclosure Letter. Except as described in Section C of the Print Data Disclosure Letter, Print Data has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Print Data been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Print Data, there is no infringement by others of Intangibles of Print Data. As far as Print Data can reasonably foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Print Data. All material contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Print Data is a party, or to which any of its businesses, properties, or assets are subject, are in compliance in all material respects with all laws, rules, regulations, orders, judgments, and decrees binding on Print Data or to which any of its businesses, properties, or assets are subject. Print Data did not register any trademark, tradename or service mark, design, or name used by Print Data to identify its products, businesses, or services. Neither any stockholder of Print Data, any director, officer, or employee of Print Data, any relative or affiliate of any stockholder of Print Data, any such director, officer, or employee, nor any other corporation or enterprise in which any stockholder of Print Data, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Print Data.

         (j) Questionable Payments. Neither Print Data, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Print Data, nor any stockholder of Print Data has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         (k) Authority. Print Data has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Print Data have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by Print Data, constitutes the legal, valid, and binding obligation of Print Data, and is enforceable as to Print Data in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Print Data for the execution, delivery, or performance of this Agreement by Print Data. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Print Data is a party, or to which it or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section D of the Print Data Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section D of the Print Data Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive before this Agreement was executed under, or create any obligation on the part of Print Data to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation (or other charter document) or by-laws of Print Data, or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Print Data or to which any of its businesses, properties, or assets are subject, which violation or breach would have a material adverse effect on Print Data. Neither Print Data, nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the transactions contemplated hereby and in connection herewith.

         (l) Status of Print Data Common Stock To Be Issued. Assuming without investigation that the shares of Atlantic Capital Stock outstanding on the Closing Date are validly authorized, validly issued, fully paid, and nonassessable, the shares of Print Data Common Stock to be issued pursuant to
Section 1.02(a) hereof are validly authorized and, when the such shares of Print Data Common Stock have been duly delivered pursuant to the terms of this Agreement, such shares of Print Data Common Stock will be validly issued, fully paid, and nonassessable and will not have been issued, owned or held in violation of any preemptive or similar right of stockholder.

         (m) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Print Data are described in Section F of the Print Data Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Print Data has not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Print Data which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of Print Data or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the assets of Print Data or requiring or recommending any equipment or facilities to be installed on any premises from which the businesses of Print Data is conducted or in connection with any of the respective assets thereof. Print Data does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

         (o) Trading Matters. At the date hereof and at the Closing Date:

         (i) the Print Data Common Stock is traded and quoted in the over-the-counter market;

         (ii) Print Data has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

         (iii) Print Data has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the Print Data Common Stock for quotation on the OTC Bulletin Board.

         (p) Reorganization.

         (i) Print Data has not taken and has not agreed to take any action (other than actions contemplated by this Agreement) that could reasonably be expected to prevent the transactions contemplated by this Agreement from constituting a "reorganization" under section 368(b) of the Code or as an acquisition of in excess of 80% of the stock of a corporation in exchange for property under Section 351 of the Code. Print Data is not aware of any agreement, plan or other circumstance that could reasonably be expected to prevent the transactions contemplated by this Agreement from so qualifying.

         (ii) Print Data has no plan or intention to reacquire, and, to Print Data's knowledge, no person related to Print Data within the meaning of Treasury Regulations Section 1.368-1 has a plan or intention to acquire, any of the Print Data Common Stock pursuant to Section 1.02(a) hereof.

         (q) Completeness of Disclosure. No representation or warranty by Print Data in this Agreement contains or, and at the Closing Date will contain, an untrue statement of material fact or omits or, at the Closing Date, will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

         (r) Periodic Reporting. The Print Data Common Stock has been registered under Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Print Data is subject to the periodic reporting requirements of Section 13 of the Exchange Act. Print Data has heretofore provided to Atlantic and the Atlantic Shareholder true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act since at least December 30, 2002 as such documents have been amended since the time of the filing thereof (the "Print Data SEC Documents"). The Print Data SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder. The financial statements included in the Print Data SEC Documents complied when filed as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect hereto, have been prepared in accordance with generally accepted accounting principles, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited financial statements, as permitted by the rules and regulations of the Commission) and fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of Print Data as at the dates thereof and the results of its operations and cash flows.

         (s) Compliance with Law and Government Regulations. Print Data is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Print Data is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         (t) Legal Proceedings and History. Print Data hereby represents that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Print Data, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

         SECTION 2.02 REPRESENTATIONS AND WARRANTIES OF ATLANTIC. Atlantic hereby represents and warrants to, and agrees with, Print Data:

         (a) Organization and Qualification. Atlantic owns no subsidiary or affiliate corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). Section A of the letter, dated even date herewith, from Atlantic to Print Data (the "Atlantic Disclosure Letter"), correctly sets forth as to Atlantic its place of incorporation, principal place of business, jurisdictions in which it is qualified to do business, and the businesses which it presently conducts and which it contemplates conducting. Atlantic is a corporation duly organized, validly existing, and in good standing under the laws of Hong Kong, with all requisite power and authority, and all necessary consents, authorizations, approvals, orders, licenses, certificates, and permits of and from, and declarations and filings with, all federal, state, local, and other governmental authorities and all courts and other tribunals, to own, lease, license, and use its properties and assets and to carry on the businesses in which it is now engaged and the businesses in which it contemplates engaging. Atlantic is duly qualified to transact the businesses in which it is engaged and is in good standing as a foreign corporation in every jurisdiction in which its ownership, leasing, licensing, or use of property or assets or the conduct of its businesses makes such qualification necessary.

         (b) Capitalization. The authorized capital stock of Atlantic consists of 3,000,000 shares of HK$1.00 each, all of which shares are outstanding. Each of the outstanding shares of Atlantic Capital Stock is validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive right of stockholders and by the owner set forth in Section A of the Atlantic Disclosure Letter, in each case free and clear of all liens, security interests, pledges, charges, encumbrances, stockholders' agreements, and voting trusts. There is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of Atlantic Capital Stock or any security or other instrument convertible into, exercisable for, or exchangeable for Atlantic Capital Stock. There is outstanding no security or other instrument convertible into or exercisable or exchangeable for Atlantic Capital Stock.

         (c) Financial Condition. Atlantic has delivered to Print Data true and correct copies of the following: audited balance sheets of Atlantic as of December 31, 2002 and December 31, 2001; and audited statements of income, statements of stockholders' equity, and statements of cash flows of Atlantic for the years ended December 31, 2002 and December 31, 2001. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders' equity of Atlantic as of its date; each such statement of income and consolidated statement of stockholders' equity presents fairly the results of operations of Atlantic for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.02(c) have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved and are in accordance with the books and records of Atlantic. Since December 31, 2002:

                  (i) There has at no time been a material adverse change in the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Atlantic.

                  (ii) Atlantic has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of Atlantic.

                  (iii) The operations and businesses of Atlantic have been conducted in all respects only in the ordinary course, except for the transactions contemplated hereby and in connection herewith.

                  (iv) There has been no accepted purchase order or quotation, arrangement, or understanding for future sale of the products or services of Atlantic that Atlantic expects will not be profitable.

                  (v) Atlantic has not suffered an extraordinary loss (whether or not covered by insurance) or waived any right of substantial value.

There is no fact known to Atlantic which materially adversely affects or in the future (as far as Atlantic can foresee) may materially adversely affect the financial condition, results of operations, business, properties, assets, liabilities, or future prospects of Atlantic; provided, however, that Atlantic expresses no opinion as to political or economic matters of general applicability. Atlantic has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy or completeness thereof.

         (d) Tax and Other Liabilities. Atlantic does not have any material liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes, and liabilities to customers or suppliers, other than the following:

                  (i) Liabilities for which full provision has been made on the balance sheet and the notes thereto (the "Last Atlantic Balance Sheet") as of December 31, 2002 (the "Last Atlantic Balance Sheet Date") referred to in Section 2.02(c); and

                  (ii) Other liabilities arising since the Last Atlantic Balance Sheet Date and prior to the Closing Date in the ordinary course of business (which shall not include liabilities to customers on account of defective products or services) or in connection with the transactions contemplated hereby or in connection herewith which are not inconsistent with the representations and warranties of Atlantic or any other provision of this Agreement.

Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes on the Last Atlantic Balance Sheet are sufficient for all accrued and unpaid Taxes of Atlantic, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last Atlantic Balance Sheet Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by Atlantic will not cause any Taxes to be payable other than by the stockholders of Atlantic or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes other than on the properties or assets of the stockholders of Atlantic. The Inland Revenue Department of Hong Kong has agreed to all income tax returns of Atlantic for all years of assessment up to and including the year of assessment 2001/2002. Atlantic has filed all local tax returns required to be filed by it; has delivered to Print Data a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the Last Atlantic Balance Sheet a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to Print Data a true and correct copy, of any report as to adjustments received by it from any taxing authority during the past six years and a statement, as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report.

         (e) Litigation and Claims. Except as set forth in Section I of the Atlantic Disclosure Letter, there is no litigation, arbitration, claim, governmental or other proceeding (formal or informal), or investigation pending, threatened, or, to the best of Atlantic's knowledge, in prospect (or any basis therefor known to Atlantic), with respect to Atlantic or any of its businesses, properties, or assets. Atlantic is not affected by any present or threatened strike or other labor disturbance nor to the knowledge of Atlantic is any union attempting to represent any employee of Atlantic as collective bargaining agent. Atlantic is not in violation of, or in default with respect to, any law, rule, regulation, order, judgment, or decree which violation or default would have a material adverse effect upon Atlantic; nor is Atlantic required to take any action in order to avoid such violation or default.

         (f)      Properties.

                  (i) Atlantic does not own any legal or equitable interest in any real property. Atlantic has good title to all other properties and assets material to Atlantic, used in its business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in Section B or C of the Atlantic Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in Section D of the Atlantic Disclosure Letter).

                  (ii) All accounts and notes receivable reflected on the Last Atlantic Balance Sheet, or arising since the Last Atlantic Balance Sheet Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.

                  (iii) All inventory of electronic products of Atlantic is usable, and all inventory of finished goods is good and marketable, on a normal basis in the existing product lines of Atlantic. In no event do such inventories represent more than a 12-month supply measured by the volume of sales or use for the year ended December 31, 2002. All inventory is merchantable and fit for the particular purpose for which it is intended.

                  (iv) Attached as Section B of the Atlantic Disclosure Letter is a true and complete list of the classes of all tangible properties and assets owned by Atlantic or leased or licensed by Atlantic from or to a third party (including inventory but not including Intangibles, as defined in Section 2.02(i)), and with respect to such properties and assets leased or licensed by Atlantic from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by Atlantic are reflected on the Last Atlantic Balance Sheet (except for acquisitions subsequent to the Last Atlantic Balance Sheet Date and prior to the Closing Date which are either noted in Section B or C of the Atlantic Disclosure Letter or are approved in writing by Print Data). All real and other tangible properties and assets owned by Atlantic or leased or licensed by Atlantic from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the business of Atlantic excepted).

                  (v) To the best of Atlantic's knowledge, no real property owned by Atlantic or leased or licensed by Atlantic from or to a third party lies in an area which is, or will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of Atlantic's knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which Atlantic is now engaged or the businesses in which it contemplates engaging.

                  (vi) The properties and assets (including Intangibles) owned by Atlantic (other than those leased or licensed by Atlantic to a third party) or leased or licensed by Atlantic from a third party constitute all such properties and assets which are necessary to the business of Atlantic as presently conducted or as it contemplates conducting.

                  (vii) Atlantic has not caused or permitted its businesses properties, or assets to be used to generate, manufacture, refine, transport, treat, store, handle, dispose of, transfer, produce, or process any Hazardous Substance (as such term is defined in Section 2.01(f)(v)) except in compliance with all applicable laws, rules, regulations, orders, judgments, and decrees, and has not caused or permitted the Release (as such term is defined in Section 2.01(f)(v)) of any Hazardous Substance on or off the site of any property of Atlantic.

         (g) Contracts and Other Instruments. Section D of the Atlantic Disclosure Letter contains a true and correct statement of the information required to be contained therein regarding material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to Atlantic. Atlantic has furnished to Print Data: (i) the certificate of incorporation and by-laws of Atlantic (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary or an authorized signatory of Atlantic and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in Section D of the Atlantic Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in Section B or C of the Atlantic Disclosure Letter; and
(C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in Section D of the Atlantic Disclosure Letter. Except as set forth in Section D of the Atlantic Disclosure Letter, Atlantic is not party to any employment agreement with any employee thereof. To the best of Atlantic's knowledge, none of Atlantic or any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of Atlantic's knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors' rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; none of Atlantic or any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. Atlantic enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. Atlantic is not party to or bound by any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of Atlantic's knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Atlantic and, following the consummation of the transactions contemplated hereby, Print Data. Atlantic has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of Atlantic, any director, officer, or employee of Atlantic (except for employment agreements listed in Section D of the Atlantic Disclosure Letter and employment and compensation arrangements described in Section E of the Atlantic Disclosure Letter), any relative or affiliate of any stockholder of Atlantic, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of Atlantic, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in Section D of the Atlantic Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of Atlantic relating to all issuances and transfers of stock by Atlantic and all proceedings of the stockholders and the Board of Directors and committees thereof of Atlantic since their respective incorporations made available to Print Data are the original stock ledgers and stock transfer books and minute book records of Atlantic or exact copies thereof. Atlantic is not in violation or breach of, or in default with respect to, any term of its certificate of incorporation or by-laws (or, in each case, the comparable charter document, if any, under applicable law).

         (h)      Employees.

                  (i) Atlantic does not have, or contribute to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or has any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written, except as set forth in Section E of the Atlantic Disclosure Letter. Atlantic has furnished to Print Data true and correct copies, of all documents evidencing plans, obligations, or arrangements referred to in Section E of the Atlantic Disclosure Letter (or true and correct written summaries of such plans, obligations, or arrangements to the extent not evidenced by documents) and true and correct copies, so initialed, of all documents evidencing trusts, summary plan descriptions, and any other summaries or descriptions relating to any such plans.

                   (ii) Section E of the Atlantic Disclosure Letter contains a true and correct statement of the names, relationship with Atlantic, present rates of compensation (whether in the form of salary, bonuses, commissions, or other supplemental compensation now or hereafter payable), and aggregate compensation for the fiscal year ended December 31, 2002 of (A) each director, officer, or other employee of Atlantic whose aggregate compensation for the fiscal year ended December 31, 2002 exceeded

         US$100,000 or whose aggregate compensation presently exceeds the rate of US$100,000 per annum and (B) all sales agents, dealers, or distributors of Atlantic. Since December 31, 2002, Atlantic has not changed the rate of compensation of any of its directors, officers, employees, agents, dealers, or distributors, nor has any Employee Benefit Plan or program of Atlantic been instituted or amended to increase benefits thereunder.

         (i) Patents, Trademarks, Et Cetera. Atlantic does not own or have pending, and is not licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, tradename, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code form or otherwise), or other intangible property or asset (collectively, "Intangibles"), other than as described in Section C of the Atlantic Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. Section C of the Atlantic Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to Atlantic or which otherwise relate to the businesses of Atlantic, and a description of each such Intangible which (A) identifies its owner, registrant, or applicant and (B) where appropriate, provides a statement of cost, book value and reserve for depreciation of each such item for tax purposes, and net book value of each such item for financial reporting purposes; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Atlantic owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which Atlantic grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than Atlantic which relates to the businesses, properties, or assets of Atlantic. Except as specified in Section C of the Atlantic Disclosure
Letter: (v) Atlantic is the sole and exclusive owner or licensee of, and (other than those licensed by Atlantic to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, Atlantic has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) Atlantic is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of Atlantic as presently conducted or as it contemplates conducting, except such as are so designated in Section C of the Atlantic Disclosure Letter. Atlantic has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has Atlantic been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of Atlantic, there is no infringement by others of Intangibles of Atlantic. As far as Atlantic can foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Atlantic. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which Atlantic is a party, or to which any of its businesses, properties, or assets are subject, are in compliance with all laws, rules, regulations, orders, judgments, and decrees binding on Atlantic or to which any of its businesses, properties, or assets are subject. There is no trademark, tradename or service mark used by Atlantic to identify, respectively, its products, businesses, or services. Neither the Atlantic Shareholder, any director, officer, or employee of Atlantic, any relative or affiliate of the Atlantic Shareholder or any such director, officer, or employee, nor any other corporation or enterprise in which the Atlantic Shareholder, any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of Atlantic.

         (j) Questionable Payments. Neither Atlantic, nor any director, officer, agent, employee, or other person associated with, or acting on behalf of, Atlantic, nor the Atlantic Shareholder, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment.

         (k) Authority. Atlantic has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary corporate proceedings of Atlantic have been duly taken to authorize the execution, delivery, and performance of this Agreement by Atlantic. This Agreement has been duly authorized, executed, and delivered by Atlantic, constitutes the legal, valid, and binding obligation of Atlantic, and is enforceable as to Atlantic in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by Atlantic for the execution, delivery, or performance of this Agreement by Atlantic. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which Atlantic is a party, or to which its or any of its businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement (except such consents referred to in Section D of the Atlantic Disclosure Letter); and the execution, delivery, and performance of this Agreement will not (if the consents referred to in Section D of the Atlantic Disclosure Letter are obtained prior to the Closing) violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of Atlantic or Print Data to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of Atlantic (or, in each case, the comparable charter documents, if any, under applicable law), or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, or decree binding on Atlantic or to which any of its businesses, properties, or assets are subject. Except as set forth in Section J of the Atlantic Disclosure Letter, neither Atlantic nor any of its officers, directors, employees, or agents has employed any broker or finder or incurred any liability for any fee, commission, or other compensation payable by any person on account of alleged employment as a broker or finder, or alleged performance of services as a broker or finder, in connection with or as a result of this Agreement or the other transactions contemplated hereby and in connection herewith.

         (l) Insurance. All policies of fire and other insurance against casualty and other losses and public liability insurance carried by Atlantic are described in Section H of the Atlantic Disclosure Letter (including the risks covered and limits of such policies) and are in full force and effect. A full and complete copy of each such insurance policy has been provided to Print Data, and such policies are summarized in Section H of the Atlantic Disclosure Letter. All premiums in respect of such policies for which premium notices have been received have been paid in full as the same become due and payable. Atlantic have not failed to give any notice or present any claim under any insurance policy in due and timely fashion. There are no actual claims or claims threatened in writing against Atlantic which could come within the scope of such coverage nor are any such policies currently threatened with cancellation. There are no outstanding requirements or recommendations by any insurance company that issued a policy with respect to any of the respective assets, the businesses, or operations of Atlantic or by any Board of Fire Underwriters or other body exercising similar functions or by any governmental authority requiring or recommending any repairs or other work to be done on, or with respect to, any of the respective assets of Atlantic or requiring or recommending any equipment or facilities to be installed on any premises from which the respective businesses of Atlantic is conducted or in connection with any of the respective assets thereof. Atlantic does not have any knowledge of any material proposed increase in applicable insurance rates or of any conditions or circumstances applicable to the respective businesses thereof that might result in such increases. No such policy is terminable by virtue of the transactions contemplated by this Agreement.

         (m) Business Conducted in No Other Name. Subject to the next sentence, all business of Atlantic has been conducted in its and for their benefit and there are no parties related or affiliated with Atlantic, either directly or indirectly, which are competing for the business of Atlantic. Atlantic conducts business in the following name: Atlantic Components Limited.

         (n) Customers and Suppliers. There has been no termination or cancellation of any relationship between Atlantic and any material supplier, or any customer or group of customers which, individually or in the aggregate, represented more than five (5%) percent of the gross revenues of Atlantic taken as a whole during the fiscal year ended December 31, 2002, nor is there any reason to believe that any such terminations or cancellations of such magnitudes are pending or threatened.

         (o) Completeness of Disclosure. No representation or warranty by Atlantic in this Agreement contains, or at the Closing Date will contain, an untrue statement of material fact or omits or at the Closing Date will omit to state a material fact required to be stated therein or necessary to make the statements made not misleading.

         (p) Compliance with Law and Government Regulations. Atlantic is in compliance with and is not in violation of applicable local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business. Atlantic is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

         SECTION 2.03 REPRESENTATIONS AND WARRANTIES OF THE ATLANTIC SHAREHOLDER. The Atlantic Shareholder hereby represents and warrants to, and agrees with, Print Data as follows:

         (a) Representations and Warranties of Atlantic. To the knowledge of the Atlantic Shareholder, the representations and warranties of Atlantic set forth in Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of the Atlantic Shareholder that would lead the Atlantic Shareholder to believe that any representation or warranty of Atlantic set forth on Section 2.02 hereof is untrue or incorrect in any material respect.

         (b) Authority. Atlantic and the Atlantic Shareholder have each approved this Agreement and duly authorized the execution and delivery hereof. The Atlantic Shareholder is an individual residing in Hong Kong with full power and authority under the laws thereof to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. The Atlantic Shareholder has reached the age of majority under applicable law.

         (c) Ownership of Shares. The Atlantic Shareholder owns beneficially all of the shares of Atlantic Capital Stock. The Atlantic Shareholder has full power and authority to transfer such shares of Atlantic Capital Stock to Print Data under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

         (d)      Investment Representations and Covenants.

                  (i) The Atlantic Shareholder represents that he is acquiring the shares of Print Data Common Stock to be issued pursuant to Section 1.02(a) hereof for his own account and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The Atlantic Shareholder shall not dispose of any part or all of such shares of Print Data Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the SEC and all applicable provisions of State securities laws and regulations.

                  (ii) The certificate or certificates representing the shares of Print Data Common Stock shall bear a legend in substantially the form set forth in Section 1.02(c) hereof.

                  (iii) The Atlantic Shareholder acknowledges being informed that the shares of Print Data Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be "restricted securities" as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. The Atlantic Shareholder further acknowledges that

Print Data will not have an obligation to currently register such securities for the account of Atlantic Shareholder.

                  (iv) The Atlantic Shareholder acknowledges that he has been afforded access to all material information which they have requested relevant to his decision to acquire the shares of Print Data Common Stock and to ask questions of Print Data's management and that, except as set forth herein, neither Print Data nor anyone acting on behalf of Print Data has made any representations or warranties to the Atlantic Shareholder which have induced, persuaded, or stimulated the Atlantic Shareholder to acquire such shares of Print Data Common Stock.

                  (v) Either alone, or together with their investment advisor(s), the Atlantic Shareholder has the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of Print Data Common Stock, and the Atlantic Shareholder is and will be able to bear the economic risk of the investment in such shares of Print Data Common Stock.

                                   ARTICLE III

                                    COVENANTS

         SECTION 3.01 COVENANTS OF PRINT DATA. Print Data covenants and agrees that, after the date hereof and through the earlier of the Closing or the date of the termination of this Agreement pursuant to Article IV hereof (the earlier of such times, the "Release Time"), unless Atlantic will otherwise approve in writing, which approval will not be unreasonably withheld:

                  (a) (i) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Print Data in respect of the outstanding shares of Print Data Common Stock.

                      (ii) Until the Release Time, no share of capital stock of Print Data or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by Print Data.

                  (b) Until the Release Time, Print Data will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Atlantic and the Atlantic Shareholder free and full access to the plants, properties, books, and records of Print Data. Print Data will permit them to make extracts from and copies of such books and records, and will from time to time furnish Atlantic and the Atlantic Shareholder with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Print Data as Atlantic or the Atlantic Shareholder from time to time may request. Until the Release Time, Print Data will cause the independent certified public accountants of Print Data to make available to Atlantic, its independent certified public accountants, and the Atlantic Shareholder, the work papers relating to the audits of Print Data referred to in Section 2.01(c) of this Agreement.

                  (c) Until the Release Time, Print Data will conduct its affairs, so that on the Closing Date, no representation or warranty of Print Data will be inaccurate, no covenant or agreement of Print Data will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Print Data. Except as otherwise consented to by Atlantic in writing, until the Release Time, Print Data will conduct its affairs in all respects only in the ordinary course.

                  (d) Until the Release Time, Print Data will immediately advise Atlantic in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or in the Print Data Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (e) Print Data shall use its commercially reasonable efforts to insure that all confidential information which Print Data or any of its officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Atlantic, any affiliate of Atlantic, or any customer or supplier of Atlantic or any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity without the prior written consent of Atlantic, which written consent shall not be unreasonably withheld; provided, however, that the restrictions of this sentence shall not apply (i) after the Closing, (ii) as may otherwise be required by law, (iii) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (iv) to the extent the information shall have otherwise become publicly available. Print Data shall, and shall cause all other such persons and entities to, deliver to Atlantic all tangible evidence of the confidential information relating to Atlantic, any affiliate of Atlantic, or (insofar as such confidential information was provided by, or on behalf of, Atlantic, or any such affiliate of Atlantic) any customer or supplier of any of them or any such affiliate to which the restrictions of the foregoing sentence apply immediately after the termination of this Agreement pursuant to Article IV or V hereof.

                  (f) Before Print Data releases any information concerning this Agreement or any of the other transactions contemplated hereby or in connection herewith which is intended for or may result in public dissemination thereof, Print Data shall cooperate with Atlantic, shall furnish drafts of all documents or proposed oral statements to Atlantic for comment, and shall not release any such information without the written consent of Atlantic. Nothing contained herein shall prevent Print Data from releasing any information if required to do so by law.

                  (g) Print Data shall not make any agreement or reach any understanding not approved in writing by Atlantic as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                  (h) Print Data shall promptly prepare all required or, in the reasonable opinion of the parties hereto, appropriate Periodic Reports (as defined below) and other regulatory filings relating to this Agreement and the transactions contemplated hereby and in connection herewith. Print Data shall furnish or cause to be furnished, for inclusion in the Periodic Reports, such information about Print Data, and Print Data's security holders as may be required or as may be reasonably requested by Atlantic, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Print Data represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading. Print Data shall take any action required to be taken by it under state "blue-sky," securities, or take-over laws in connection with the issuance of Print Data Common Stock pursuant to the transactions contemplated hereby and in connection herewith. The filings made by Print Data within the past six years with the SEC were, if filed under the Exchange Act, prepared in accordance with the then existing requirements of the Exchange Act and the rules and regulations thereunder and, if filed under the Securities Act, prepared in accordance with the then existing requirements of the Securities Act and the rules and regulations thereunder. Such filings when filed, and the press releases and other public statements Print Data has made subsequent to the last such filing when considered together with such filings, did not at the time of filing or issuance of the press releases or other public statements, as the case may be, and (with respect to the press releases and other public statements, when considered together with such filings) do not now
(i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                  (i) If, prior to the Release Time, Print Data Common Stock shall be recapitalized or reclassified or Print Data shall effect any stock dividend, stock split, or reverse stock split of Print Data Common Stock, then the shares of Print Data Common Stock to be delivered under this Agreement or upon exercise, conversion, or exchange of any security to be delivered under this Agreement or assumed by Print Data as contemplated by this Agreement shall be appropriately and equitably adjusted to the kind and amount of shares of stock and other securities and property to which the holders of such shares of Print Data Common Stock or such other security would have been entitled to receive had such stock or such other security been issued and outstanding as of the record date for determining stockholders entitled to participate in such corporate event.

                  (j) Print Data shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

                  (k) Until the Release Time, Print Data shall not, and shall not authorize or permit any officer, director, employee, counsel, agent, investment banker, accountant, or other representative of Print Data, directly or indirectly, to contemplate or enter into any transaction the effect of which may be to prohibit, restrict, or delay the consummation of the transactions contemplated by this Agreement or impair the contemplated benefits to Print Data's stockholders of the transactions contemplated by this Agreement.

                  (l) (i) Following the consummation of the transactions contemplated hereby and in connection herewith, Print Data will cause Atlantic to continue its historic business or to use a significant portion of Atlantic's historic business assets in a business, in each case within the meaning of section 1.368-1(d) of the Treasury Regulations, assuming that the assets of, and the business conducted by, Atlantic at the Closing Date constitute Atlantic's historic business assets and historic business, respectively.

                      (ii) Following the consummation of the transactions contemplated hereby and in connection herewith, Print Data will not permit Atlantic to issue additional shares that would result in Print Data losing control of Atlantic within the meaning of section 368(c) of the Code.

                  (m) Print Data shall use best efforts to file, within 30 days following the Effective Time, with the National Association of Securities Dealers, Inc., or its affiliates, all information required by Rule 15c2-11 under the Exchange Act.

                  (n) At or prior to the Closing, Print Data shall apply with the Prothonotary's Office in New Castle County, Delaware for a "dba" to do business under the assumed name of "ACL Semiconductors Inc."

                  (o) Effective at the Closing, each member of the Board of Directors of Print Data shall tender his or her respective resignation therefrom and shall appoint the following individuals as the sole directors of Print Data: Chung-Lun Yang and Ben Wong.

                  (p) On or prior to the Closing Date, Print Data shall deliver to Atlantic and the Atlantic Shareholder the completed Print Data Disclosure Letter, which letter shall be correct and complete in all material respects.

                  (q) In addition to the shares of Print Data Common Stock to be delivered pursuant to Sections 1.02(a) and 1.03(a) hereof, 2,620,000 new shares of Print Data Common Stock shall be issued and delivered in certificated form at the Closing to, or to the order of, as follows: (i) 706,666 shares to Emerging Growth Partners, Inc.; (ii) 956,667 shares to Orient Financial Services Limited; and (iii) 956,667 shares to Mr. Li Wing Kei.

         SECTION 3.02 COVENANTS OF ATLANTIC. Atlantic covenants and agrees that, after the date hereof and through the Release Time, unless Print Data will otherwise approve in writing, which approval will not be unreasonably withheld:

                  (a) Until the earlier of the Release Time, no amendment will be made in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) of Atlantic.

                  (b) Until the Release Time, no share of capital stock of Atlantic, option or warrant for any such share, right to subscribe to or purchase any such share, or security convertible into, or exchangeable or exercisable for, any such share, shall be issued or sold by Atlantic, otherwise than as contemplated by, or in connection with, this Agreement.

                  (c) Until the Release Time, no dividend or liquidating or other distribution or stock split shall be authorized, declared, paid, or effected by Atlantic in respect of the outstanding shares of Atlantic Capital Stock. Until the Release Time, no direct or indirect redemption, purchase, or other acquisition shall be made by Atlantic of shares of Atlantic Capital Stock.

                  (d) Until the Release Time, Atlantic shall not borrow money, guarantee the borrowing of money, engage in any transaction, or enter into any material agreement other than in connection with the transactions contemplated hereby or in connection herewith or otherwise pursuant to any currently outstanding credit line of Atlantic. For purposes of this Agreement, references to "material", as well as correlative terms (e.g., materially, materiality, etc.) shall be deemed to refer to amounts of US$100,000 or more or effects or consequences of US$100,000 or more.

                  (e) Until the Release Time, Atlantic will afford the officers, directors, employees, counsel, agents, investment bankers, accountants, and other representatives of Print Data and lenders, investors, and prospective lenders and investors free and full access to the plants, properties, books, and records of Atlantic, will permit them to make extracts from and copies of such books and records, and will from time to time furnish Print Data with such additional financial and operating data and other information as to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Atlantic as Print Data from time to time may request. Until the Release Time, Atlantic will cause the independent certified public accountants of Atlantic to make available to Print Data and its independent certified public accountants the work papers relating to the audits of Atlantic referred to in Section 2.02(c) of this Agreement.

                  (f) Until the Release Time, Atlantic will conduct its affairs so that at the Closing, no representation or warranty of Atlantic will be inaccurate in any material respect, no covenant or agreement of Atlantic will be breached, and no condition in this Agreement will remain unfulfilled by reason of the actions or omissions of Atlantic. Except as otherwise consented to by Print Data in writing, until the Release Time, Atlantic will use its best efforts to preserve the business operations of Atlantic intact, to keep available the services of its present personnel, to preserve in full force and effect the contracts, agreements, instruments, leases, licenses, arrangements, and understandings of Atlantic, and to preserve the good will of its suppliers, customers, and others having business relations with any of them. Until the Release Time, Atlantic will conduct its affairs in all respects only in the ordinary course, other than in connection with the matters referenced herein.

                  (g) Until the Release Time, Atlantic will immediately advise Print Data in a detailed written notice of any material fact or occurrence or any pending or threatened material occurrence of which it obtains knowledge and which (if existing and known at the date of the execution of this Agreement) would have been required to be set forth or disclosed in or pursuant to this Agreement or the Atlantic Disclosure Letter, which (if existing and known at any time prior to or at the Closing) would make the performance by any party of a covenant contained in this Agreement impossible or make such performance materially more difficult than in the absence of such fact or occurrence, or which (if existing and known at the time of the Closing) would cause a condition to any party's obligations under this Agreement not to be fully satisfied.

                  (h) Atlantic shall use its commercially reasonable efforts to insure that all confidential information which Atlantic or any of its respective officers, directors, employees, counsel, agents, investment bankers, or accountants may now possess or may hereafter create or obtain relating to the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of Print Data, any affiliate thereof, or any customer or supplier thereof or of any such affiliate shall not be published, disclosed, or made accessible by any of them to any other person or entity at any time or used by any of them except in the ordinary course of business and for the benefit of Atlantic; provided, however, that the restrictions of this sentence shall not apply (A) after this Agreement is terminated pursuant to
Article IV or V hereof or otherwise, (B) as may otherwise be required by law,
(C) as may be necessary or appropriate in connection with the enforcement of this Agreement, or (D) to the extent the information shall have otherwise become publicly available.

                  (i) Before Atlantic releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, Atlantic shall cooperate with Print Data, shall furnish drafts of all documents or proposed oral statements to Print Data for comment, and shall not release any such information without the written consent of Print Data, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent Atlantic from releasing any information if required to do so by law.

                  (j) Atlantic shall not make any agreement or reach any understanding not approved in writing by Print Data as a condition for obtaining any consent, authorization, approval, order, license, certificate, or permit required for the consummation of the transactions contemplated by this Agreement.

                  (k) Atlantic shall furnish, or cause to be furnished, for inclusion in the periodic reports of Print Data on Forms 8-K, 10-QSB, 10-KSB, or otherwise (such periodic reports, together with all financial statements, exhibits, amendments, and supplements thereto, in the form filed by Print Data with the SEC being hereinafter called the "Periodic Reports"), to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in Print Data's filings under state "blue-sky," securities, or take-over laws, such information about Atlantic or the Atlantic Shareholder as may be required or as may be reasonably requested by Print Data, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. Atlantic represents and warrants that the information that it has furnished to date, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

                  (l) Transfer Taxes. Atlantic shall timely prepare and file any declaration or filing necessary to comply with any transfer tax statutes that require any such filing before the Closing.

                  (m) On or prior to the Closing Date, Atlantic and the Atlantic Shareholder shall deliver to Print Data the completed Print Data Disclosure Letter, which letter shall be correct and complete in all material respects.

         SECTION 3.03 COVENANTS OF THE ATLANTIC SHAREHOLDER. The Atlantic Shareholder covenants and agrees that, after the date hereof and through the Release Time, unless Print Data will otherwise approve in writing, which approval will not be unreasonably withheld, as follows:

                  (a) The Atlantic Shareholder will use best efforts to cause Atlantic to perform each covenant thereof set forth herein on a timely basis.

                  (b) Until the earlier of the Release Time, the Atlantic Shareholder shall take no action the result of which shall be to cause Atlantic to make any amendment in the certificate of incorporation or by-laws (or, in each case, the comparable charter documents, if any, under applicable law) thereof.

                  (c) Before the Atlantic Shareholder releases any information concerning this Agreement or any of the transactions contemplated by this Agreement which is intended for, or may result in, public dissemination thereof, the Atlantic Shareholder shall cooperate with Print Data, shall furnish drafts of all documents or proposed oral statements to Print Data for comment, and shall not release any such information without the written consent of Print Data, which consent shall not be unreasonably withheld. Nothing contained herein shall prevent the Atlantic Shareholder from releasing any information if required to do so by law.

                  (d) The Atlantic Shareholder shall furnish, or cause to be furnished, for inclusion in the Periodic Reports to be filed pursuant to the Exchange Act in connection with the transactions contemplated by this Agreement, or for inclusion in Print Data's filings under state "blue-sky," securities, or take-over laws, such information about Atlantic or the Atlantic Shareholder as may be required or as may be reasonably requested by Print Data, and shall continue to furnish or cause to be furnished such information as is necessary to keep such information correct and complete in all material respect until the Release Time. The Atlantic Shareholder represents and warrants that the information in writing that it has furnished to date regarding himself, taken as a whole, does not now, and will not at any time prior to the Release Time, (i) contain an untrue statement of a material fact or (ii) omit to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading.

         SECTION 3.04      ADDITIONAL COVENANTS; ESCROW AGENT.

         (a) As soon as practicable after the Closing, the name of Print Data will be changed to "ACL Semiconductors Inc."

         (b) The Atlantic Shareholder and Print Data agree not to cause or effect a reverse split of the Print Data Common Stock for a period of at least one year from the Closing Date without the prior written consent of each of Jeffrey I. Green and Phyllis S. Green.

         (c) Within 45 days following the Closing, Print Data shall satisfy all outstanding obligations owing in respect of reasonable expenses incurred by or on behalf of Print Data in connection with the consummation of the transactions contemplated by this Agreement (the "Print Data Transaction Expenses"), which expenses shall be set forth on a statement to be agreed by the parties prior to the Closing. Upon satisfaction of the Print Data Transaction Expenses, legal counsel to Print Data prior to the Closing shall deliver written notice to the Escrow Agent that such expenses have been satisfied in full.

         (d) On or prior to the Closing, Jeffrey I. Green and Phyllis S. Green shall deliver to Reitler Brown LLC, as escrow agent (in such capacity, "Escrow Agent"), share certificates representing 1,000,000 shares (the "Escrowed Shares") of Print Data Common Stock together with stock powers executed in blank, for release and delivery as follows:

             (i) On the 91st day following the Closing, the Escrow Agent shall deliver share certificates representing 225,000, 225,000 and 450,000 of the Escrowed Shares respectively to Orient Financial Services Limited, Mr. Li Wing Kei and Emerging Growth Partners, Inc., financial advisors to Atlantic (an aggregate of 900,000 shares); and

             (ii) Upon its receipt of written notice from legal counsel to Print
                  Data in this transaction that the Print Data Transaction Expenses have been reimbursed, the Escrow Agent shall release and deliver share certificates representing 25,000, 25,000 and 50,000 of the Escrowed Shares respectively to Orient Financial Services Limited, Mr. Li Wing Kei and Emerging Growth Partners, Inc.. In the event the Print Data Transaction Expenses have not been timely reimbursed, on the 46th day following Closing, the Escrow Agent shall return the respective share certificates representing 100,000 of the Escrowed Shares to Jeffrey I. Green and Phyllis S. Green.

         (e) The parties acknowledge that Escrow Agent is acting solely as a stakeholder at their request and for their convenience, that Escrow Agent shall not be deemed to be the agent of either of the parties, and that Escrow Agent shall not be liable to either of the parties for any act or omission on its part unless taken or suffered in bad faith or involving gross negligence. The parties hereto shall jointly and severally indemnify and hold Escrow Agent harmless from and against all costs, claims and expenses, including reasonable attorneys' fees, incurred in connection with the performance of Escrow Agent's duties hereunder, except with respect to actions or omissions taken or suffered by Escrow Agent in bad faith or involving gross negligence on the part of Escrow Agent. It is understood and agreed that Escrow Agent's only duties and obligations hereunder are as expressly set forth in this Agreement. Upon disposing of the Escrowed Shares in accordance with the provisions of this
Section 3.04, Escrow Agent be relieved and discharged of all claims and liabilities relating to the Escrowed Shares, and shall not be subject to any claims or surcharges made by or on behalf of either party hereto. The fact that Escrow Agent is acting as such under this Agreement shall not in any way prevent it from representing Atlantic, the Atlantic Shareholder or any other party with respect to this Agreement.

         (f) Simultaneously with the Closing, the pre-Closing management and business operations of Print Data will be reorganized into a newly formed wholly owned subsidiary of Print Data ("Historic Print Data Subsidiary"). As soon as practicable after the Closing, Print Data and the holders of all of the issued and outstanding shares of Series A Preferred Stock of Print Data (the "Preferred Holders") shall enter into a stock purchase agreement, to be negotiated in good faith by the parties prior to the Closing (the "Historic Print Data Stock Purchase Agreement")pursuant to which Print Data will sell, assign and transfer the capital stock of the Historic Print Data Subsidiary to the Preferred Holders, or an entity designated by the Preferred Holders, in consideration for the surrender by the Preferred Holders to and redemption by Print Data of all of the outstanding shares of Series A Preferred Stock. Such Historic Data Stock Purchase Agreement shall contain standard representations and warranties, covenants, indemnities and Print Data shall not be obligated to consummate the contemplated transfer of the Historic Print Data Subsidiary to the extent final agreement between the parties cannot be reached.

                                   ARTICLE IV

                     CONDITIONS; ABANDONMENT AND TERMINATION

         SECTION 4.01 RIGHT OF PRINT DATA TO ABANDON. Print Data's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

                  (a) All representations and warranties of Atlantic and the Atlantic Shareholder contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by Atlantic or the Atlantic Shareholder, as applicable, and regardless of knowledge or lack thereof on the part of Atlantic or the Atlantic Shareholder (as applicable) or changes beyond its control; as of the Closing Date, Atlantic and the Atlantic Shareholder shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by it at or before the Closing Date, respectively, by this Agreement; and Print Data shall have received a certificate executed by the chief executive officer and the chief financial officer of Atlantic and the Atlantic Shareholder, dated the Closing Date, to that effect.

                  (b) Print Data shall have received at the Closing Date certificates executed by the chief executive officer and the chief financial officer of Atlantic and by the Atlantic Shareholder as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge,
(i) neither the Periodic Reports, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, Atlantic or the Atlantic security holder, (ii) since the date hereof, no event with respect to Atlantic or the Atlantic security holder has occurred which should have been set forth in an amendment to any Periodic Report, or a supplement to any Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding Atlantic required to be filed as an exhibit to any Periodic Report has been filed with the SEC as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

                  (c) Atlantic and the Atlantic Shareholder shall have delivered to Print Data at or prior to the Closing Date such other documents (including certificates of officers of Atlantic) as Print Data may reasonably request in order to enable Print Data to determine whether the conditions to their obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d) All actions, proceedings, instruments, and documents required by Atlantic and the Atlantic Shareholder to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Print Data, and Atlantic and the Atlantic Shareholder shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                  (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Print Data, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal,
(ii) results in a delay in the ability of Atlantic or Print Data to consummate the transactions contemplated by this Agreement beyond September 30, 2003, (iii) requires the divestiture by Print Data of a material portion of the business of either Print Data or of Atlantic, (iv) imposes material limitations on the ability of Print Data effectively to exercise full rights of ownership of shares of Atlantic including the right to vote such shares on all matters properly presented to the Atlantic Shareholder, or (v) otherwise prohibits, restricts, or delays consummation of the transactions contemplated by this Agreement or impairs the contemplated benefits to Print Data of this Agreement or any of the other transactions contemplated by this Agreement.

                  (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over Print Data or Atlantic or the subject matter of this Agreement.

                  (h) At or prior to the Closing Date, Print Data shall have made all filings, and taken all actions, necessary to comply with all applicable "blue-sky" laws with regard to the issuance of Print Data Common Stock as contemplated by this Agreement other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue-sky" or securities law administrator may disallow Print Data's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing.

                  (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

                  (j) There shall not have been any material adverse change in the condition (financial or otherwise), operations, business, assets, liabilities, earnings or prospects of Atlantic since the date hereof.

                  (k) Print Data shall conduct a due diligence review of Atlantic and the Atlantic Shareholder, including, without limitation, a review of the Atlantic Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and shall be reasonably satisfied with the result of such review.

         SECTION 4.02 RIGHT OF ATLANTIC AND THE ATLANTIC SHAREHOLDER TO ABANDON. By the election of the Atlantic Shareholder, the Atlantic Shareholder or, otherwise, Atlantic's Board of Directors shall have the right to abandon or terminate this Agreement if any of the following conditions shall not be true or shall not have occurred, as the case may be, as of the specified date or dates:

                  (a) All representations and warranties of Print Data contained in this Agreement shall be accurate when made and, in addition, shall be accurate as of the Closing Date as though such representations and warranties were then made in exactly the same language by Print Data and regardless of knowledge or lack thereof on the part of Print Data or changes beyond its control; as of the Closing Date, Print Data shall have performed and complied with all covenants and agreements and satisfied all conditions required to be performed and complied with by them at or before the Closing Date by this Agreement; and Atlantic shall have received certificates executed by the chief executive officer and the chief financial officer of Print Data, dated the Closing Date, to that effect.

                  (b) Atlantic shall have received at the Closing, certificates executed by the chief executive officer and the chief financial officer of Print Data, dated as of such dates, to the effect that they have carefully examined the Periodic Reports, and any amendment or supplement thereto, and, to the best of their knowledge, (i) neither any Periodic Report, nor any amendment or supplement thereto (A) contains an untrue statement of a material fact or (B) omits to state a material fact required to be stated therein or necessary to make the statements therein not false or misleading, provided in each case that such untrue statement or omission relates to information furnished by or on behalf of, or pertaining to, Print Data or any Print Data security holder, (ii) since the date of the filing of any Periodic Report, no event with respect to Print Data or any Print Data security holder has occurred which should have been set forth in an amendment or a supplement to such Periodic Report which has not been set forth in such an amendment or supplement, and (iii) any contract, agreement, instrument, lease, or license regarding Print Data required to be filed as an exhibit to any Periodic Report has been filed as an exhibit to or has been incorporated as an exhibit by reference into such Periodic Report.

                  (c) Print Data shall have delivered to Atlantic and the Atlantic Shareholder at or prior to the Closing such other documents (including certificates of officers of Print Data) as Atlantic and the Atlantic Shareholder may reasonably request in order to enable Atlantic and the Atlantic Shareholder to determine whether the conditions to Print Data's obligations under this Agreement have been met and otherwise to carry out the provisions of this Agreement.

                  (d) All actions, proceedings, instruments, and documents required by Print Data to carry out this Agreement or incidental thereto and all other related legal matters shall be subject to the reasonable approval of counsel to Atlantic and the Atlantic Shareholder, and Print Data shall have furnished such counsel such documents as such counsel may have reasonably requested for the purpose of enabling them to pass upon such matters.

                  (e) At the Closing Date, there shall not be pending any legal proceeding relating to, or seeking to prohibit or otherwise challenge the consummation of, the transactions contemplated by this Agreement, or to obtain substantial damages with respect thereto.

                  (f) There shall not have been any action taken, or any law, rule, regulation, order, judgment, or decree proposed, promulgated, enacted, entered, enforced, or deemed applicable to the transactions contemplated by this Agreement by any federal, state, local, or other governmental authority or by any court or other tribunal, including the entry of a preliminary or permanent injunction, which, in the reasonable judgment of Atlantic or the Atlantic Shareholder, (i) makes this Agreement or any of the transactions contemplated by this Agreement illegal, (ii) results in a delay in the ability of Print Data or Atlantic to consummate any of the transactions contemplated by this Agreement beyond September 30, 2003, or (iii) otherwise prohibits, restricts, or delays consummation of the other transactions contemplated by this Agreement or impairs the contemplated benefits to the Atlantic Shareholder of this Agreement or any of the transactions contemplated by this Agreement.

                  (g) The parties to this Agreement shall have obtained at or prior to the Closing Date all unconditional written approval to this Agreement and to the execution, delivery, and performance of this Agreement by each of them of relevant governmental authorities having jurisdiction over Print Data or Atlantic or the subject matter of this Agreement.

                  (h) At or prior to the Closing Date, Print Data shall have made all filings, and taken all actions, necessary to comply with all reporting requirements under federal and state securities laws (including without limitation, applicable "blue-sky" laws with regard to the issuance of Print Data Common Stock as contemplated by this Agreement) other than the filing of Form D up to 15 days following the Closing. Without limiting the generality of the foregoing, any prescribed periods within which a "blue sky" or securities law administrator may disallow Print Data's notice of reliance on an exemption from such state's requirements, shall have elapsed at or prior to the Closing Date.

                  (i) The parties to this Agreement shall have obtained at or prior to the Closing Date all consents required for the consummation of the transactions contemplated by this Agreement from any unrelated third party to any contract, agreement, instrument, lease, license, arrangement, or understanding to which any of them is a party, or to which any of them or any of their respective businesses, properties, or assets are subject.

                  (j) Atlantic and the Atlantic Shareholder shall conduct a due diligence review of Print Data, including, without limitation, a review of the Print Data Disclosure Letter and the documents referenced therein delivered prior to the Closing Date, and same shall be satisfactory in the reasonable opinion of Atlantic and the Atlantic Shareholder.

         SECTION 4.03 OPTIONAL ABANDONMENT. In addition to the provisions of
Section 4.01 and Section 4.02 above, the transactions contemplated by this Agreement may be abandoned or terminated at or before the Closing notwithstanding adoption and approval of this Agreement and the transactions contemplated hereby by the stockholders of the parties hereto:

                  (a) by mutual agreement of the Boards of Directors of Print Data and Atlantic;

                  (b) at the option of Print Data's Board of Directors or Atlantic's Board of Directors, if the Closing Date shall not have occurred on or before September 30, 2003;

                  (c) at the option of Print Data's Board of Directors, if facts exist which render impossible compliance with one or more of the conditions set forth in Section 4.01 and such are not waived by Print Data; and

                  (d) at the option of Atlantic's Board of Directors or by the election of the Atlantic Shareholder if facts exist which render impossible compliance with one or more of the conditions set forth in Section 4.02 and such are not waived by Atlantic.

         SECTION 4.04 EFFECT OF ABANDONMENT. If the transactions contemplated by this Agreement are abandoned or terminated as provided for in this Article IV, except for Sections 4.01, 4.02, 4.03(a), 4.03(b) and 4.03(c), this Agreement shall forthwith become wholly void and of no further force or effect without liability on the part of either party to this Agreement or on the part of any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof; provided, however, that nothing in this Section 4.04 shall release Print Data or Atlantic or any officer, director, controlling person (if any), employee, counsel, agent, or stockholder thereof from liability for a willful failure to carry out its respective obligations under this Agreement.

                                    ARTICLE V

                                 INDEMNIFICATION

         SECTION 5.01 INDEMNIFICATION. The Historic Print Data Subsidiary and/or its successors or assigns agrees to indemnify and hold harmless the Atlantic Shareholder, Atlantic and its officers, directors, employees, counsel, agents, and stockholders, in each case past, present, or as they may exist at any time after the date of this Agreement, and each person, if any, who controls, controlled, or will control any of them within the meaning of Section 15 of the Securities Act or Section 20(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (the "Indemnitees"), against any and all losses, liabilities, damages, and expenses whatsoever (which shall include, for all purposes of this Article V, but not be limited to reasonable counsel fees and expenses incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever, and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with any breach or alleged breach of any representation, warranty, covenant, or agreement of Print Data or any officer or director thereof contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company or Stockholders may otherwise have, including liabilities arising under this Agreement. Notwithstanding the foregoing, no claim for damages shall be asserted by the Indemnitees under this Section 5.01 until the aggregate of all such claims exceeds the sum of $25,000, in which case the Indemnitees shall be entitled to the full amount of such damages in excess of $25,000. The Indemnity provided by this Section shall survive the Closing for a period of Two (2) years.

                                   ARTICLE VI

                                  MISCELLANEOUS

         SECTION 6.01 EXPENSES. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

         SECTION 6.02 BROKERS AND FINDERS. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

         SECTION 6.03 NECESSARY ACTIONS. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of Print Data or Atlantic, as the case may be, or the relevant Atlantic Shareholder or Atlantic Shareholder will take all such necessary action.

         SECTION 6.04 EXTENSION OF TIME; WAIVERS. At any time prior to the Closing Date:

         (a) Print Data may (i) extend the time for the performance of any of the obligations or other acts of Atlantic or any Atlantic Shareholder or Atlantic Shareholder, (ii) waive any inaccuracies in the representations and warranties of Atlantic or any Atlantic Shareholder or Atlantic Shareholder, or contained herein or in any document delivered pursuant hereto by Atlantic or any Atlantic Shareholder or Atlantic Shareholder, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Atlantic or any Atlantic Shareholder or Atlantic Shareholder. Any agreement on the part of Print Data to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Print Data.

         (b) Atlantic and the Atlantic Shareholder (by action of the Atlantic Shareholder), may (i) extend the time for the performance of any of the obligations or other acts of Print Data, (ii) waive any inaccuracies in the representations and warranties of Print Data contained herein or in any document delivered pursuant hereto by Print Data and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Print Data. Any agreement on the part of Atlantic and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of Atlantic.

         SECTION 6.05 NOTICES. Any notice to any party hereto pursuant to this Agreement will be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

         Print Data Corp.                                             Atlantic Components Limited
         43 New Brunswick Avenue,                                     B24-B27, 1/F., Block B,
         Hopelawn, New Jersey 08861                                   Proficient Industrial Centre,
         USA                                                          6 Wang Kwun Road, Kowloon Bay,
         For the attention of Mr. Jeffrey L Green                     Kowloon, Hong Kong
         Fax: (732) 826-0055                                          For the attention of Mr. Alan Yang
                                                                      Fax: (852) 2755-9452

Copy to:                                             Copy to:

         David M. Bovi                                                Robert Steven Brown
         The Comeau Building                                          Reitler Brown LLC
         319 Clematis Street, Suite 700                               800 Third Avenue
         West Palm Beach                                              21st Floor
         FL 33410                                                     New York, New York 10022
         Fax: (561) 655-0693                                          Fax: (212) 371-5500

         Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 6.05. All such notices will be effective when received.

         SECTION 6.06 PARTIES IN INTEREST. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

         SECTION 6.07 COUNTERPART. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

         SECTION 6.08 SEVERABILITY. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

         SECTION 6.09 HEADINGS. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

         SECTION 6.10 GOVERNING LAW. This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of Delaware, without regard to the conflict of law principles thereof.

         SECTION 6.11 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of Print Data Common Stock to be issued hereunder at the Closing for a period of two years after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

         SECTION 7.12 ASSIGNABILITY. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

         SECTION 7.13 AMENDMENT. This Agreement may be amended with the approval of the Atlantic Shareholder and the boards of directors of each of Print Data and Atlantic at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

                     [REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

                                    PRINT DATA CORP.



                                    BY /S/ JEFFREY GREEN
                                       ----------------------------------------
                                       NAME: JEFFREY L GREEN
                                       TITLE: PRESIDENT

ATTEST:



    /S/ JEFFREY GREEN
---------------------------------------
NAME:   JEFFREY GREEN
TITLE:  SECRETARY



                                   ATLANTIC COMPONENTS LIMITED



                                   BY  /S/ CHUNG-LUN YANG
                                       ----------------------------------------
                                       NAME: CHUNG-LUN YANG
                                       TITLE: DIRECTOR

ATTEST:



  TAK-WAI JASON WONG
-----------------------------------------
NAME:    TAK-WAI JASON WONG
TITLE:   DIRECTOR



                                    ATLANTIC SHAREHOLDER:



                                       /S/ CHUNG-LUN WANG
                                    -------------------------------------------
                                    NAME:  CHUNG-LUN YANG

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.


                                    REITLER BROWN LLC, solely in its capacity as Escrow Agent with respect to Section 3.04 of the Agreement


                                       /s/ Reitler Brown
                                     -------------------------------------
                                     NAME: ROBERT STEPHEN BROWN, MEMBER